UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2012

WFRBS Commercial Mortgage Trust 2012-C7

(Exact name of issuing entity)

RBS Commercial Funding Inc.

(Exact name of registrant as specified in its charter)

The Royal Bank of Scotland plc

Wells Fargo Bank, National Association

RBS Financial Products Inc.

Basis Real Estate Capital II, LLC

Liberty Island Group I LLC

C-III Commercial Mortgage LLC

(Exact names of sponsors as specified in their charters)

Delaware	333-177891-01	06-1565524
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

600 Washington Blvd. Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 897-2700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

On June 28, 2012, RBS Commercial Funding Inc. (the “Registrant”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2012 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, Torchlight Loan Services, LLC, as special servicer, TriMont Real Estate Advisors, Inc., as trust advisor, Wells Fargo Bank, National Association, as certificate administrator, as tax administrator and as custodian, and Deutsche Bank Trust Company Americas, as trustee, of Commercial Mortgage Pass-Through Certificates, Series 2012-C7 (the “Certificates”). The Class A-1, Class A-2, Class A-S, Class B and Class C Certificates (collectively, the “Publicly Offered Certificates”) were sold to RBS Securities Inc., Wells Fargo Securities LLC and Deutsche Bank Securities Inc., as underwriters (collectively, in such capacities, the “Underwriters”), pursuant to an Underwriting Agreement, dated June 7, 2012, between the Registrant, The Royal Bank of Scotland plc and the Underwriters.

On June 28, 2012, the Class A-FL, Class X-A, Class X-B, Class D, Class E, Class F, Class G, Class H and Class R Certificates (collectively, the “Privately Offered Certificates”) were sold to RBS Securities Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as initial purchasers (collectively, in such capacities, the “Initial Purchasers”), pursuant to a Certificate Purchase Agreement, dated June 7, 2012, between the Registrant, The Royal Bank of Scotland plc and the Initial Purchasers. The Privately Offered Certificates were sold in transactions exempt from registration under the Securities Act of 1933, as amended.

The Certificates represent, in the aggregate, the entire beneficial ownership in WFRBS Commercial Mortgage Trust 2012-C7, a common law trust fund formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Issuing Entity’s primary assets are sixty-one (61) fixed rate mortgage loans (the “Mortgage Loans”) secured by first liens on eighty (80) commercial, manufactured housing community and multifamily properties. The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Registrant from The Royal Bank of Scotland plc, Wells Fargo Bank, National Association, RBS Financial Products Inc., Basis Real Estate Capital II, LLC, Liberty Island Group I LLC, and C-III Commercial Mortgage LLC.

The Registrant sold all of the Publicly Offered Certificates, having an aggregate certificate principal amount of $789,655,000, on June 28, 2012. The net proceeds of the offering to the Registrant of the issuance of the certificates, after deducting expenses payable by the Registrant of $4,300,000, were approximately $1,139,043,837. Of the expenses paid by the Registrant, none were paid directly to affiliates of the Registrant, approximately $100,000 were in the form of fees paid to the Underwriters unaffiliated with the Registrant, none were expenses paid to or for the Underwriters and $4,200,000 were other expenses. All of the foregoing expense amounts are the Registrant’s reasonable estimates of such expenses. No underwriting discounts and commissions or finder’s fees were paid by the Registrant; the Publicly Offered Certificates were offered by the Underwriters for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale. The Registrant also sold to the Initial Purchasers on such date the Privately Offered Certificates, having an aggregate principal amount of $314,282,065, in each case in private placement transactions exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act. Further information regarding such sales has been previously provided on the Registrant’s Current Report on Form 8-K, filed June 26, 2012 (including, as to the price per class of Publicly Offered Certificates, on Schedule I to the Underwriting Agreement filed as an exhibit thereto) and in its Prospectus Supplement, dated June 7, 2012 to the Prospectus, dated May 29, 2012. The related registration statement (file no. 333-177891) was originally declared effective on April 3, 2012.

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached as an exhibit to this report.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

5.1	Legality Opinion of Cadwalader, Wickersham & Taft LLP, dated June 28, 2012.

8.1	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated June 28, 2012 (included as part of Exhibit 5.1).

23.1	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RBS Commercial Funding Inc.

By:	/s/ Jim Barnard
Name:	Jim Barnard
Title:	Director

Date: June 28, 2012

EXHIBIT INDEX

Exhibit Number	Description

5.1	Legality Opinion of Cadwalader, Wickersham & Taft LLP, dated June 28, 2012.

8.1	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated June 28, 2012 (included as part of Exhibit 5.1).

23.1	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5.1).

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